SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 4, 2002




                           CPI CORP.
_______________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
_______________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)






ITEM 5.   OTHER EVENTS

5.1 See the following press release, dated June 4, 2002, announcing first quarter FY 2002 results.

     CPI CORP.
     NEWS FOR IMMEDIATE RELEASE     FOR RELEASE JUNE 4, 2002

     FOR FURTHER INFORMATION CONTACT:

     NAME: Jane Nelson                  FROM: CPI Corp.
     ADDRESS: 1706 Washington Avenue    CITY: St. Louis
     STATE, ZIP: Missouri  63103        TELEPHONE: (314)231-1575

---------------------------------------------------------------

     FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK
     Mark Muehlfelt, Chicago 312/640-6767

     ST. LOUIS, MO, JUNE 4, 2002 - CPI CORP. (NYSE-CPY) today reported net earnings for the 12-week first quarter ended April 27, 2002 of $71,000, or $.01 diluted earnings per share ("EPS"), compared to the $41,000, or $.01 EPS, reported in the comparable fiscal 2001 quarter. The first quarter of 2002 included a $342,000, or $.04 EPS, after-tax expense related to the final phase of the company's strategic planning initiative while the first quarter of fiscal 2001 included a $1.1 million, or $.14 EPS, after-tax charge associated with last years' management repositioning. Total net sales for the first quarter of 2002 were $61.9 million, down $3.1 million or 4.8% from the $65.0 million recorded in 2001.

     Net sales for the portrait studio segment for the first quarter of 2002 were $61.6 million, down $3.4 million or 5.2% from the $65.0 million reported in 2001. The decline resulted from a 7.1% decrease in sittings partially offset by a 1.9% increase in average sales per customer. The decrease in sittings is attributable to the effects of an early Easter that historically results in reduced sittings and a decreased response to certain media targeted toward acquisition of new mothers. The increase in average sales per customer is primarily the result of a larger percentage of our customers choosing our higher-value custom offer versus our package offers.

     Operating earnings for the Portrait Studios decreased $1.5 million from $6.1 million in 2001 to $4.6 million in 2002 due to lower sales partially offset by lower operating expenses. The lower operating expenses resulted from reduced film and manufacturing costs because of decreased sittings and fewer units being produced and reduced commissions attributable to lower sales. In addition, advertising expenses were lower resulting principally from a planned reduction in spring television advertising and the delayed implementation of certain customer premium programs.

     General corporate expenses increased $610,000 between the quarters principally due to the incurrence in 2002 of $561,000 in professional service fees associated with the final phase of the company's strategic planning initiative.

     Commenting, J. David Pierson, Chairman and Chief Executive
     Officer, said, "We are naturally disappointed with our first quarter sales performance, especially coming off the sales momentum established in last year's third and fourth quarters.

     After four weeks of the second quarter, sales are relatively unchanged from the comparable prior-year period, however the negative trend in sittings continues but is being offset by increased average sales per customer. We are currently intently focused on specific revenue optimization and Process improvement-cost efficiency initiatives that, if successful, will result in improved performance yet this fiscal year and provide momentum as we transition from the development to the implementation phase of our strategic planning initiative." Pierson continued, "These comprehensive initiatives include: the near-term introduction of new products and services and continued emphasis on our previously discussed "plan to sell" program, a review of our pricing structure and related elasticity issues, the cost-efficiency of our advertising programs and expenditures, the rationalization of our existing manufacturing capacity, process efficiencies in our studios, improvement in our Canadian operations, and our overall level of corporate support expenses."

     A conference call and audio web-cast are scheduled for 10:00 a.m. central time on Wednesday, June 5, 2002, to discuss the financial results of the first quarter and provide a company update. To participate in the conference call, call 888-260-4537 or 706-634-1012 at least 5 minutes before start time. The web-cast can be accessed on the company's own site at http://www.cpicorp.com as well as http://www.ccbn.com. To listen to the live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 4300326. The replay will be available through June 12, 2002 by phone and for 30 days on the internet.

     The company anticipates filing its 10-Q Quarterly Report with the Securities and Exchange Commission no later than June 10, 2002.

     CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, photofinishing services through the searsphotos.com website and store systems technology and software development through Centrics Technology, Inc. CPI Corp. is traded on the New York Stock Exchange.

     The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, which are identified by such words as "intends", "expects", "anticipates" or words of similar import, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the condition of Prints Plus, the attractions and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission.
















                        FINACIAL TABLES TO FOLLOW









CPI CORP. CONDENSED STATEMENTS OF EARNINGS-FOR THE TWELVE
WEEKS ENDED APRIL 27, 2002 and APRIL 28, 2001
(in thousands of dollars except per share amounts) (unaudited)

                                              12 Weeks Ended
                                          -----------------------
                                           04/27/02     04/28/01
                                          ----------   ----------
Net Sales:
 Portrait studios                         $  61,629    $  65,012
 Technology development                         876           14
 Intersegment sales                            (609)           -
                                          ----------   ----------
   Total net sales                        $  61,896    $  65,026
                                          ==========   ==========
Operating earnings:
 Portrait studios                         $   4,566    $   6,107
 Technology development                        (414)        (765)
                                          ----------   ----------
   Total operating earnings               $   4,152    $   5,342
General corporate expense                     3,555        2,945
                                          ----------   ----------
Income from operations                          597        2,397
Interest expense                                912        1,069
Interest income                                 413          429
Other income (expense), net                      18       (1,693)
                                          ----------   ----------
Earnings from continuing operations
 before income taxes                            116           64
Income tax expense                               45           23
                                          ----------   ----------
Net earnings from continuing operations          71           41
Earnings (loss) from discontinued
 operations net of income tax benefits            -            -
Loss on disposal net of tax benefits              -            -
                                           ---------   ----------
Net earnings (loss) from discontinued
 operations                                       -            -
                                           ---------   ----------
Net earnings (loss)                        $     71    $      41
                                           =========   ==========
Earnings (loss) per common share - diluted
   From continuing operations              $   0.01    $    0.01
   From discontinued operations                   -            -
                                           ---------   ----------
      Net earnings (loss)- diluted         $   0.01    $    0.01
                                           =========   ==========
Earnings (loss) per common share-basic
   From continuing operations              $   0.01    $    0.01
   From discontinued operations                   -            -
                                           ---------   ----------
      Net earnings (loss)- basic           $   0.01    $    0.01
                                           =========   ==========

Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                   8,077        7,829
    Basic                                     8,033        7,690















CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO WEEKS ENDED APRIL 27, 2002 and APRIL 28, 2001
(in thousands of dollars except per share amounts) (unaudited)

                                               52 Weeks Ended
                                           ----------------------
                                            04/27/02    04/28/01
                                           ----------  ----------
Net Sales:
  Portrait studios                         $ 315,093   $ 317,605
  Technology development                       3,897         901
  Intersegment sales                          (3,236)          -
                                           ----------  ----------
   Total net sales                         $ 315,754   $ 318,506
                                           ==========  ==========
Operating earnings:
  Portrait studios                         $  30,503   $  41,474
  Technology development                      (1,383)     (1,481)
                                           ----------  ----------
   Total operating earnings                $  29,120   $  39,993

General corporate expense                     14,822      15,505
                                           ----------  ----------
Income from operations                        14,298      24,488
Interest expense                               4,071       4,676
Interest income                                1,762       1,790
Other income (expense), net                   (2,471)     (1,716)
                                           ----------  ----------
Earnings from continuing operations
 before income taxes                           9,518      19,886
Income tax expense                             3,336       6,960
                                           ----------  ----------
Net earnings from continuing operations        6,182      12,926
Earnings (loss) from discontinued
 operations net of income tax benefits             -      (1,127)
Loss on disposal net of tax benefits               -      (2,983)
                                           ----------  ----------
Net earnings (loss)from discontinued
 operations                                        -      (4,110)
                                           ----------  ----------
Net earnings (loss)                        $   6,182   $   8,816
                                           ==========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $    0.77   $    1.63
   From discontinued operations                    -       (0.52)
                                           ----------  ----------
      Net earnings (loss)- diluted         $    0.77   $    1.11
                                           ==========  ==========
Earnings (loss) per common share - basic
   From continuing operations              $    0.78   $    1.67
   From discontinued operations                    -       (0.54)
                                           ----------  ----------
      Net earnings (loss)- basic           $    0.78   $    1.13
                                           ==========  ==========
Weighted average number of common and
 common equivalent shares outstanding:

    Diluted                                    7,996       7,927
    Basic                                      7,920       7,736


CPI CORP. CONDENSED BALANCE SHEETS - FOR APRIL 27, 2002 AND
APRIL 28, 2001 (in thousands) (unaudited)

                                       04/27/02      04/28/01
                                     -----------   ------------
Assets

  Current assets:
   Cash and cash equivalents         $   45,182    $    34,238
   Other current assets                  32,732         36,870
  Net property and equipment             60,448         71,583
  Other assets                           30,913         30,822
                                     -----------   ------------
    Total assets                     $  169,275    $   173,513
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   48,046    $    50,869
  Long-term obligations                  42,648         51,154
  Other liabilities                      12,247         11,349
  Stockholders' equity                   66,334         60,141
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  169,275    $   173,513
                                     ===========   ============





























                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CPI CORP.
                                    ---------------------------
                                    (Registrant)




                                By: /s/ Gary W. Douglass
                                    ---------------------------
                                    Gary W. Douglass
                                    Authorized Officer and
                                    Principal Financial Officer



Dated: JUNE 5, 2002